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                                                                   EXHIBIT 10.15

                           GLOBESPAN TECHNOLOGIES INC.

                             KEY EMPLOYEE AGREEMENT

                                       FOR

                                 THOMAS E. EPLEY



               This Key Employee Agreement ("Agreement") is entered into as of the 1st day of August, 1997, by and between THOMAS E. EPLEY ("Executive") and GLOBESPAN TECHNOLOGIES INC., a Delaware corporation (the "Company").

               WHEREAS, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for his services; and

               WHEREAS, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits;

               NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

               1.     EMPLOYMENT BY THE COMPANY.

                      1.1 The Company agrees to employ Executive in the position of Chairman of the Board of Directors, and Executive hereby accepts such employment effective as of the date of this Agreement. In addition the Company shall cause the Executive to be elected to its Board of Directors during the term of this Agreement. During the first year of the term of his employment with the Company under this Agreement, Executive will devote his best efforts and the appropriate amount of his business time and attention (except for such time as Executive shall require to act as Chairman of Paradyne Corporation Technologies Inc., vacation periods and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company. During the second year of the term of this Agreement Executive shall continue to service as Chairman but in a more traditional role with part time commitment, including presiding over and attendance at regularly scheduled Board of Directors' meetings and presiding over all Board related activities and responsibilities. If Executive shall be offered and shall accept additional positions with an affiliate of the Company or another entity which is directly or indirectly affiliated with a shareholder of the Company the Board and the Executive shall mutually agree to any change in roles hereunder and compensation as hereinafter provided. Such change shall be reflected in an amendment to this Agreement.

                      1.2 The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

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                      1.3 The term of this Agreement shall be for a period of
two years commencing on the date hereof and shall end on its second anniversary date (the "Term").

               2.     COMPENSATION.

                      2.1 SALARY. Executive shall receive, for services to be rendered under this Agreement, an annualized base salary of $150,000 for the first twelve months of this Agreement and an annualized base salary of $100,000 for the second twelve months of this Agreement, payable in installments consistent with the Company's payroll policies.

                      2.2 EQUITY PLAN. Executive will not be eligible to participate in the Company's Equity Incentive Plan.

                      2.3 DISCRETIONARY INCENTIVE BONUS. Executive will not be eligible for a discretionary or incentive bonus.

                      2.4 STANDARD COMPANY BENEFITS. Except for the Company's Severance Benefit Plan (if any) and any incentive or bonus plans, Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time including its Retirement Savings Plan and provided by the Company to its employees generally and to its management and executive employees in specific. Notwithstanding the above Executive shall not be entitled to any duplication of benefits if such benefits are provided to him in his capacity as Chairman of the Board of Paradyne Corporation. The benefits of Paradyne shall be considered primary.

               3.     PROPRIETARY INFORMATION OBLIGATIONS.

                      3.1 AGREEMENT. Executive agrees to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as Exhibit A.

                      3.2 REMEDIES. Executive's duties under the Proprietary Information and Inventions Agreement shall survive termination of his employment with the Company. Executive acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of the Proprietary Information and Inventions Agreement would be inadequate, and he therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

               4.     OUTSIDE ACTIVITIES.

                      4.1 Except investments or activities associated with Texas Pacific Group or with the prior written consent of the Company's Board of Directors, Executive will not during the first year of the term of this Agreement undertake or engage in any other employment or occupation, other than ones in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder.


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                      4.2 Except as permitted by Section 4.3, Executive agrees
not to acquire, assume, or participate in (directly or indirectly) any position, investment or interest known by him to be adverse or antagonistic to the Company, its business, or its prospects, financial or otherwise.

                      4.3 Except as specified above, during the term of his employment by the Company, except on behalf of the Company, Executive will not have any direct or indirect business connection or interest, in any capacity whatsoever, with any other person or entity known by him to compete directly in a material detrimental way with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company. Nothing in this paragraph shall bar Executive from owning securities of any competitor corporation as a passive investor so long as his aggregate direct holdings in any one such corporation shall not constitute more than 4% of the voting stock of that corporation.

               5.     TERMINATION OF EMPLOYMENT.

                      5.1 EMPLOYMENT AT-WILL. Executive and Company each acknowledge that either party has the right to terminate Executive's employment with the Company at any time for any reason whatsoever, with or without cause or advance notice. This at-will employment relationship cannot be changed except in a writing signed by a duly authorized officer of the Company.

                      5.2 COMPANY-INITIATED TERMINATION WITHOUT CAUSE OR EXECUTIVE TERMINATION FOR GOOD REASON.

                              (a) The Company shall have the right to terminate
Executive's employment with the Company at any time without cause and the Executive shall have the right to terminate at any time for Good Reason.

                              (b) If Executive's employment is terminated
without cause by the Company or by the Executive for Good Reason, and upon Executive's providing the Company with a signed general release of all claims, a form of which is set forth in Exhibit B (the "Release"), then on the Effective Date of such Release, the Company shall pay Executive an amount equivalent to the remainder of the Executive's base salary due through July 31, 1999 and shall provide Executive at its expense with comparable benefits for such period. Executive's compensation and benefits otherwise cease as of his termination date.

                              (c) For purposes of this Agreement, "Good Reason"
shall mean the occurrence of the following, without Executive's express written consent:

                                  (i) the assignment to Executive of any duties
inconsistent with Executive's status as Chairman of the Board of Directors or failure to elect Executive Chairman and a member of the Board of Directors;

                                  (ii) a reduction by the Company in Executive's
annual base salary; or


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                                  (iii) There shall be a Change in Control of
the Company and Executive shall not prior to such Change in Control agree in writing to continue to serve in a mutually acceptable capacity for mutually acceptable compensation. For purposes of this Agreement, a "Change in Control of Globespan" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of & Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), whether or not Globespan is then subject to such reporting requirement; provided however, without limitation, such a change in control shall without limitation be deemed to have occurred if any "person" (as such term is used in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act), other than a direct or indirect affiliate of Texas Pacific Group, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Globespan representing 51 percent or more of the combined voting power of Globespan's then outstanding securities entitled to vote for directors of Globespan.

                      5.3     COMPANY-INITIATED TERMINATION FOR CAUSE.

                              (a) The Company shall have the right to terminate
Executive's employment with the Company at any time for cause.

                              (b) "Cause" for termination shall mean: (a)
indictment or conviction of any felony or of any crime involving dishonesty; (h) participation in any fraud against the Company; (c) breach of Executive's duties to the Company or violations of Company policy which causes the Company to sustain a material financial or other liability; (d) intentional damage to any property of the Company; or (e) conduct by Executive which, in the good faith and reasonable determination of the Board, demonstrates gross unfitness to serve. "Cause" shall include any single instance of gross breach of Executive's duties, gross violation of Company policy, or other serious misconduct.

                              (c) If Executive's employment is terminated at any
time for cause, unless the Company elects to offer the payment specified in
Section 7, he will not be entitled to severance pay, pay in lieu of notice, or any other such compensation.

                    5.4 EXECUTIVE-INITIATED VOLUNTARY TERMINATION.

                              (a) Executive may voluntarily terminate his
employment with the Company at any time, after which no further compensation will be paid to Executive.

                              (b) If Executive voluntarily terminates his
employment, he will not be entitled to severance pay, pay in lieu of notice, or any other such compensation unless the Company elects to offer the payments specified under Section 7.

               6. RESTRICTIVE COVENANT. Provided Executive is receiving a payment under 5.2 (b), or if the Company elects to make such payment for termination under 5.3 or 5.4 if Executive's employment with the Company terminates, then for six (6) months immediately following the termination date, Executive shall not, without the prior written approval of the Company, directly or indirectly engage or prepare to engage in any activities in direct or obvious competition


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with the Company, or accept employment or establish a business relationship with a business engaged in or preparing to engage in direct or obvious competition with the Company, in any geographical location in which the Company as of the termination date either conducts or plans to conduct business. Executive agrees that this restriction is reasonably necessary to protect the Company's legitimate business interests in its trade secrets and valuable confidential business information.

               7. NONINTERFERENCE. While employed by the Company, and thereafter, provided the Company has offered the Executive the payment specified under 5.2 (b), for six (6) months immediately following the termination of Executive's employment, Executive agrees not to interfere with the business of the Company by:

                              (a) soliciting, attempting to solicit, inducing,
or otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant, or independent contractor to or for any competitor of the Company; or

                              (b) using confidential information of the Company
on behalf of a competitor of the Company to directly or indirectly solicit the business of any customer, client, vendor, or distributor of the Company which was a customer, client, vendor, or distributor of the Company at the time of termination or at any time in the year immediately preceding that date.

               Executive agrees that this restriction is reasonably necessary to protect the Company's legitimate business interest in its substantial relationship with specific customers, and its valuable confidential business information.

               8.     GENERAL PROVISIONS.

                      8.1 NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by fax) or the third day after mailing by first-class mail to the Company at its primary office location and to Executive at his address as listed on the Company payroll.

                      8.2 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provisions had never been contained herein.

                      8.3 WAIVER. If either party should waive any breach of any provisions of this Agreement, that party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

                      8.4 COMPLETE AGREEMENT. This Agreement and its Exhibits, together with any agreements governing any equity interests which may become available to Executive in conjunction with his employment by the Company, constitute the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise


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or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by an of officer of the Company.

                      8.5 COUNTERPARTS. This agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

                      8.6 HEADINGS. The heading of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning.

                      8.7 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

                      8.8 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of New Jersey.

               IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                       GLOBESPAN TECHNOLOGIES INC.



                                       By:
                                          -------------------------------------
                                          James L. Slattery, Vice President &
                                          Secretary



                                       Date:  29 August 1997



Accepted and agreed as of the 29th
     day of August, 1997.



------------------------------------
THOMAS E. EPLEY

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